As filed with the Securities and Exchange Commission on June 4, 2001
                                                          Registration No. _____

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933
                             -----------------------

                         Commission File Number 0-29195

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                    ----------------------------------------
                 (Name of Small Business Issuer in Its Charter)

        Colorado                         (7310)                   84-1463284
        --------                         ------                   ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                         101 Philippe Parkway, Suite 300
                          Safety Harbor, Florida 34695
                                 (727) 797-6664
                                 --------------
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                             2000 STOCK OPTION PLAN
                 WARRANTS ISSUED AS COMPENSATION TO CONSULTANTS
                 ----------------------------------------------
                            (Full Title of the Plan)

                            John D. Thatch, President
                    New Millennium Media International, Inc.
                         101 Philippe Parkway, Suite 300
                          Safety Harbor, Florida 34695
                          ----------------------------
            (Name, Address and Telephone Number of Agent for Service)

Calculation of registration fee
--------------------------------------------------------------------------------
                         Proposed      Proposed
   Title of               amount       maximum         Maximum         Amount of
securities to be          to be      offering price   aggregate     registration
  registered           registered(1)   per share     offering price      fee
--------------------------------------------------------------------------------
Common Stock, par      600,000 shares   $0.50(2)      $  300,000       $ 79.20
value $.001 per share,
underlying certain
Plan options

Common Stock (3)       500,000          $0.75         $  375,000       $  99.00

Common Stock (3)       500,000          $1.00         $  500,000       $ 132.00

TOTAL                                                 $1,175,000       $ 310.20
--------------------------------------------------------------------------------
Footnotes to Table continue on following page

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock, par value $.001 per share (the "Common Stock"), of New Millennium Media International, Inc. (the "Company") being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Computed in accordance with Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the total registration fee and based upon the average of the last price per share of the Registrant's Common Stock on May 29, 2001, a date within five
         (5) days prior to the date of filing of this Registration Statement, as reported by the OTC-Bulletin Board.
(3) Issuable upon the exercise of Warrants granted to a consultant of the Registrant.


Documents Incorporated by Reference          Yes  [X]         No [ ]

EXPLANATORY NOTE

The Reoffer Prospectus, filed as part of this Registration Statement, has been prepared in accordance with the requirements of Form S-3 and will be used for offers of Common Stock of New Millennium Media International, Inc. (the "Company"), by persons who may be deemed to be affiliates of the Company (as that term is defined in Rule 405 under the Securities Act of 1933, as amended).

As of March 31, 2001 there were 30,284,314 shares of the Company's common stock issued and outstanding and subscribed. As the result of a one for five stock split that became effective May 18, 2001, on that date there were 6,056,863 shares of the Company's common stock issued and outstanding.

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                                      INDEX

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Item 1.  Plan Information
         Item 2.  Registration Information and
                    Employee Plan Annual Information

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference
         Item 4.  Description of Securities
         Item 5.  Interests of Named Experts and Counsel
         Item 6.  Indemnification of Directors and Officers
         Item 7.  Exemption from Registration Claimed
         Item 8.  Exhibits
         Item 9.  Undertakings.

         Signatures

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registration Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement"), or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                              CROSS REFERENCE SHEET

Between Items of Form S-3 and  Prospectus  Pursuant to Rule 501(b) of Regulation
S-K

Item and Heading                                     Location in Prospectus

1.       Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus................      Cover Page

2.       Inside Front and Outside Back
         Cover Pages of Prospectus...............      Inside Cover Page

3.       Summary Information, Risk
         Factors and Ratio of Earnings
         to Fixed Charges........................      Introduction

4.       Use of Proceeds.........................      Not applicable

5.       Determination of Offering Price.........      Not applicable

6.       Dilution...................................   Not applicable

7.       Selling Security Holders................      Cover Page,
                                                       Selling Shareholders

8.       Plan of Distribution....................      Selling
                                                       Shareholders

9.       Description of Securities
         to be Registered........................      Documents
                                                       Incorporated by Reference

10.      Interests of Named Experts
         and Counsel...............................    Legal Opinion
                                                       and Experts

11.      Material Changes........................      Not applicable

12.      Incorporation of Certain
         Information by Reference................      Documents Incorporated
         by Reference

13.      Disclosure of Commission
         Position on Indemnification of
         Securities Act Liabilities..............      Indemnification

                               REOFFER PROSPECTUS

                       NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

                                1,000,000 Shares
                                  Common Stock
                                 $.001 par value

This Prospectus is being used in connection with the offering from time to time by certain shareholders of New Millennium Media International, Inc. ("Selling Shareholders") or their successors in interest of shares of the Common Stock ($.001 par value) of New Millennium Media International, Inc. ("Common Stock") which have been or may be acquired upon the exercise of warrants granted as compensation to certain consultants of the Company.

The Common Stock may be sold from time to time by the Selling Shareholder or by pledgees, donees, transferees, or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers, or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus, which qualify for sale pursuant to Rule 144, may be sold under Rule 144 rather than pursuant to this Prospectus. New Millennium Media International, Inc. will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

                               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

The last sale price of New Millennium Media International, Inc. Common Stock as reported by the OTC-Bulletin Board on May 31, 2001 was $1.50.

                               -------------------

                  The date of this Prospectus is June 4, 2001.

                                TABLE OF CONTENTS

                                                                          Page

AVAILABLE INFORMATION...............................................       2

SELLING SHAREHOLDERS...............................................        3

DOCUMENTS INCORPORATED BY REFERENCE................................        3

EXPERTS............................................................        4

LEGAL OPINION......................................................        4

INDEMNIFICATION ...................................................        4


NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN AND, IF GIVEN OR MADE INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR IN ANY STATE OR OTHER JURISDICTION IN, WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                              AVAILABLE INFORMATION

The Company has filed a Registration Statement on Form S-8 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and its Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, can be inspected and copied at the Commission's offices as described herein.

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450

Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                            -------------------------

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, but is not delivered with this Prospectus (other than exhibits to such information unless such exhibits are incorporated by reference in this Prospectus). Such requests may be mailed to New Millennium Media International, Inc., 101 Philippe Parkway, Suite 300, Safety Harbor, Florida 34695, Attention:
John "JT" Thatch, President/CEO or may be made by telephone to Mr. Thatch at
(727) 797-6664.

                              SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned by the Selling Shareholders, the number of shares of Common Stock to be offered by the Selling Shareholders and the number of shares of Common Stock the Selling Shareholders will own after the completion of this offering.

                            Beneficial Ownership           Beneficial Ownership
Name of                      Prior to Offering               After  Offering
Selling Shareholder       Shares       Percentage(2)    Shares(1)     Percentage
-------------------       ------       -------------    ---------     ----------
Marc Barhonovich(3)       500,000           8.2%           -0-            -0-
Ray Oliver(4)             500,000           8.2%           -0-            -0-

(1) Assumes the sale of all of the shares of Common Stock owned by the Selling Shareholder.
(2)      Based on 6,056,863 issued and outstanding shares of Common Stock.
(3) Issuable upon the exercise of 500,000 warrants. The warrants are immediately exercisable at $0.75 per share.
(4) Issuable upon the exercise of 500,000 warrants. The warrants are immediately exercisable at $1.00 per share.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated in this Prospectus by reference and made a part hereof:

         (a) Definitive Proxy Statement filed April 18, 2001;
         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;
         (b) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000;
         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000;
         (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000;
         (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;
         (f) (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 declared effective on September 28, 2000.
         (g) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

The financial statements of the Company as of March 31, 2001 and for the two years ended December 31, 1999 and December 31, 2000 are incorporated by reference herein. The two year end financial statements have been audited by Richard J. Fuller, CPA, PA, independent auditor, as set forth in their respective reports thereon incorporated herein by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

The legality of the Common Stock to be offered hereby has been passed upon for the Company by the firm of Sommer & Schneider LLP.

                                 INDEMNIFICATION

Sections 7-109-101 et seq. of the Colorado Business Corporation Act, as amended from time to time provides that a corporation may indemnify directors, officers, employees or agents of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed actions, suits or proceedings brought against them by reason of their service in such capacity, including, under certain circumstances, actions brought by or in the right of the corporation, and may purchase insurance or make other financial arrangements on behalf of any such persons for any such liability.

The Company's By-laws are silent regarding the issue of corporate indemnification of NMMI officers, directors, agents and employees.

Article VIII of the Company's Articles of Incorporation provides for indemnification and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Colorado Business Corporation Act. This Article permits the Corporation, as determined by the Board of Directors, in a specific instance or by resolution of general application to indemnify and advance expenses to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Colorado Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents heretofore filed by the Company with the Commission (File No. 0-29195) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) Definitive Proxy Statement filed April 18, 2001;
         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;
         (c) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000;
         (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000;
         (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000;
         (f) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;
         (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 declared effective on September 28, 2000.
         (h) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

The legality of the securities offered hereby has been passed upon by Sommer & Schneider LLP, Attorneys at Law, Garden City, New York. As of the date of this prospectus, attorneys who are members of or are employed by Sommer & Schneider LLP, Attorneys at Law and participating in matters on behalf of the Company relating to this Registration Statement, do not beneficially own any shares of the Company's stock.

Item 6.  Indemnification of Directors and Officers

Sections 7-109-101 et seq. of the Colorado Business Corporation Act, as amended from time to time provides that a corporation may indemnify directors, officers, employees or agents of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed actions, suits or proceedings brought against them by reason of their service in such capacity, including, under certain circumstances, actions brought by or in the right of the corporation, and may purchase insurance or make other financial arrangements on behalf of any such persons for any such liability.

The Company's By-laws are silent regarding the issue of corporate indemnification of NMMI officers, directors, agents and employees.

Article VIII of the Company's Articles of Incorporation provides for indemnification and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Colorado Business Corporation Act. This Article permits the Corporation, as determined by the Board of Directors, in a specific instance or by resolution of general application to indemnify and advance expenses to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Colorado Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit
Number             Documents

4.1      Non-Statutory Stock Option Plan and form of agreement thereunder
4.2      Form of Warrants
5.1      Opinion of counsel as to legality of securities being registered
23.1     Consent of Counsel (contained in Exhibit 5.1)
23.2     Consent of Independent Auditors

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Safety Harbor, Florida on May 30, 2001.

                                        New Millennium Media International, Inc.


                                        By:    /s/ John Thatch
                                             ---------------------------
                                              John Thatch, President/CEO